UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 13, 2013

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

341 North Main Street, Troy, North Carolina	27371
(Address of Principal Executive Offices)	(Zip Code)

(910) 576-6171

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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First Bancorp
INDEX

Page

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

Item 9.01 - Financial Statements and Exhibits	3

Signatures	4

Exhibit 10.1 - Retirement Agreement and Release of Claims dated June 13, 2013	5

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2013, First Bancorp (the “Company”) and Jerry L. Ocheltree entered into a Retirement Agreement and Release of Claims (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Ocheltree’s employment with the Company and the Company’s affiliates, including the Company’s banking subsidiary, First Bank, will terminate as of June 30, 2013 (the “Effective Date”), and Mr. Ocheltree will resign as President and as a director of First Bank, as of the Effective Date. The Retirement Agreement provides, as required by law, that Mr. Ocheltree may revoke the Retirement Agreement for a period of seven days from the date of the Retirement Agreement, in which case the provisions of the Retirement Agreement will become null and void.

Mr. Ocheltree’s employment agreement with the Company (the “Employment Agreement”), provides for certain payments and other matters in connection with the cessation of Mr. Ocheltree’s employment with the Company. The Employment Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 25, 2006. The Retirement Agreement provides Mr. Ocheltree with payments, rights and obligations in connection with this cessation of employment, some of which incorporate certain provisions of the Employment Agreement. Pursuant to the terms of the Retirement Agreement, in consideration for a release of claims from Mr. Ocheltree and Mr. Ocheltree’s agreement to non-solicitation, continuing assistance, non-disparagement and confidential information covenants, Mr. Ocheltree, among other things, will receive continued payment of his current base salary ($42,642.00 per month) through January 24, 2015, plus an additional payment of $330,000 within 30 days following execution of the Agreement, all subject to applicable withholding for federal and state taxes. Under the Retirement Agreement, the Company has agreed to waive certain non-compete covenants in the Employment Agreement that prevent Mr. Ocheltree from being employed with another financial institution in the Company’s territory, but the covenants in the Employment Agreement that restrict Mr. Ocheltree from soliciting customers or employees of the Company and its affiliates will remain in force during the period in which he is receiving payments. Mr. Ocheltree will retain any vested stock options and vested restricted shares of the Company’s stock, which will remain subject to the terms of the award agreements governing such options and shares. This summary of the terms of the Retirement Agreement is not complete and is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 – Financial Statements and Exhibits.

Exhibit 10.1 – Retirement Agreement and Release of Claims dated June 13, 2013

Disclosures About Forward Looking Statements

The discussions included in this document may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

June 13, 2013	By:	/s/ Richard H. Moore
Richard H. Moore
President and Chief Executive Officer

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